UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2005
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22167	74-2806888
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4601 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)
(913) 327-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 28, 2005, Euronet Worldwide, Inc. (the “Company”) issued a press release announcing that it intended to offer, subject to market and other conditions, approximately $125 million principal amount of convertible debentures due 2025 in a transaction made only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. A copy of the press release announcing the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the debentures or any other securities.
     In connection with the offering, the Company anticipates disclosing the following updated information to prospective investors. You should not expect that the following statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disclaim any obligation to update such statements to reflect events or circumstances after the date hereof.
     The Company is in active discussions concerning a few potential acquisitions of complementary businesses generating approximately $100 million in annual revenues and approximately $15 million in annual earnings before interest, taxes, depreciation and amortization based on the most recent fiscal quarter. The Company expects the aggregate purchase price would be approximately 15% of the Company’s total assets. The likelihood of completing these acquisitions, the terms thereof and confirmation of the financial information set forth above will depend on, among other things, the completion of the Company’s due diligence investigation of these companies. The consideration the Company would pay for these acquisitions could include cash, common stock, promissory notes, assumptions of liabilities or some combination thereof. Because the Company regularly evaluates and pursues acquisition opportunities that are consistent with its growth strategy, additional acquisition opportunities may arise. There can be no assurance that any of these acquisition opportunities will be consummated or that the Company will achieve any or all of the anticipated benefits of such acquisitions.
     In a second press release, dated September 28, 2005, the Company also confirmed, consistent with its July 26, 2005 press release, that it expects earnings per share to be approximately $0.24 for the third quarter of 2005, which is $0.01 more than the second quarter of 2005. These earnings per share figures do not take into consideration the effects of foreign exchange gains or losses, discontinued operations, losses on the early retirement of debt, and other non-operating or unusual items, as the Company cannot reasonably project the amount of these items. A copy of the press release announcing the Company’s confirmation of its earnings guidance is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the July 26, 2005 press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished, not filed, by the Company to the Securities and Exchange Commission on July 27, 2005.

Item 9.01	Financial Statements and Exhibits

Number	Description

99.1	Press Release, dated September 28, 2005

99.2	Press Release, dated September 28, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.
By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President

Date: September 28, 2005